UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 The following information will appear on internal and external websites. Frequently asked questions Article What is carbon capture and storage? Also referred to sometimes as carbon capture and sequestration, it is the process by which carbon dioxide from power-plant combustion and other industrial sources that would otherwise be released into the atmosphere is captured, compressed and injected into underground geologic formations for safe, secure and permanent storage. Why did the Company create ExxonMobil Low Carbon Solutions?  To commercialize and deploy technologies that will have a demonstrable impact on lowering emissions. The initial focus will be on carbon capture and storage, where ExxonMobil has industry-leading experience and capabilities including more than 30 years of experience in design, construction and operation of CCS facilities and an equity share in about one-fifth of global CO capture capacity. The business will also leverage 2 ExxonMobil’s significant experience in the production of hydrogen which, when coupled with CCS, is likely to play a critical role in a lower-carbon energy system. Other areas will include our work on advanced biofuels, including algae biofuels; developing lightweight materials and packaging; and advancing high-performance synthetic lubricants and premium fuels. Why now? In 2018, we formed a carbon capture venture to identify and develop potential CCS opportunities using established and emerging technologies. Today we have more than 20 opportunities under evaluation with a number of partners in industry, government and academia. With the increasing government focus, growing market demand and additional The following information will appear on internal and external websites. Frequently asked questions Article What is carbon capture and storage? Also referred to sometimes as carbon capture and sequestration, it is the process by which carbon dioxide from power-plant combustion and other industrial sources that would otherwise be released into the atmosphere is captured, compressed and injected into underground geologic formations for safe, secure and permanent storage. Why did the Company create ExxonMobil Low Carbon Solutions? To commercialize and deploy technologies that will have a demonstrable impact on lowering emissions. The initial focus will be on carbon capture and storage, where ExxonMobil has industry-leading experience and capabilities including more than 30 years of experience in design, construction and operation of CCS facilities and an equity share in about one-fifth of global CO capture capacity. The business will also leverage 2 ExxonMobil’s significant experience in the production of hydrogen which, when coupled with CCS, is likely to play a critical role in a lower-carbon energy system. Other areas will include our work on advanced biofuels, including algae biofuels; developing lightweight materials and packaging; and advancing high-performance synthetic lubricants and premium fuels. Why now? In 2018, we formed a carbon capture venture to identify and develop potential CCS opportunities using established and emerging technologies. Today we have more than 20 opportunities under evaluation with a number of partners in industry, government and academia. With the increasing government focus, growing market demand and additional

 investor interest, we are increasing our emphasis in this area through the establishment of ExxonMobil Low Carbon Solutions, positioning us to participate even more effectively in global efforts to deploy CCS at scale. This new business will continue to progress the ongoing venture work while looking to expand other commercial opportunities from our extensive low- carbon technology portfolio.  In addition to CCS, what is ExxonMobil doing to reduce emissions? In the upstream, ExxonMobil programs focus on reducing methane emissions, flaring and venting. Downstream emission- reduction efforts include cogeneration, a process that simultaneously produces electricity while capturing useful heat or steam for industrial uses. We also continue research in equipment design, advanced separations, catalysis and process configurations as part of broader efforts to advance energy- efficient manufacturing. We recently announced plans to reduce the intensity of operated upstream greenhouse gas emissions by 15 to 20 percent by 2025, compared to 2016 levels. This will be supported by a 40 to 50 percent decrease in methane intensity, and a 35 to 45 percent decrease in flaring intensity across our global operations. The 2025 emission reduction plans are expected to reduce absolute greenhouse gas emissions by an estimated 30 percent for the Company’s upstream business. Similarly, absolute flaring and methane emissions are expected to decrease by 40 to 50 percent.  investor interest, we are increasing our emphasis in this area through the establishment of ExxonMobil Low Carbon Solutions, positioning us to participate even more effectively in global efforts to deploy CCS at scale. This new business will continue to progress the ongoing venture work while looking to expand other commercial opportunities from our extensive low- carbon technology portfolio. In addition to CCS, what is ExxonMobil doing to reduce emissions? In the upstream, ExxonMobil programs focus on reducing methane emissions, flaring and venting. Downstream emission- reduction efforts include cogeneration, a process that simultaneously produces electricity while capturing useful heat or steam for industrial uses. We also continue research in equipment design, advanced separations, catalysis and process configurations as part of broader efforts to advance energy- efficient manufacturing. We recently announced plans to reduce the intensity of operated upstream greenhouse gas emissions by 15 to 20 percent by 2025, compared to 2016 levels. This will be supported by a 40 to 50 percent decrease in methane intensity, and a 35 to 45 percent decrease in flaring intensity across our global operations. The 2025 emission reduction plans are expected to reduce absolute greenhouse gas emissions by an estimated 30 percent for the Company’s upstream business. Similarly, absolute flaring and methane emissions are expected to decrease by 40 to 50 percent.

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a preliminary proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Preliminary Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.